EXHIBIT 99.3

News From:	For Immediate Release

Kaydon Corporation	Global Engineered Solutions
KAYDON CORPORATION ANNOUNCES ACQUISITION OF
AVON BEARINGS CORPORATION
Ann Arbor, Michigan — October 29, 2007
     Kaydon Corporation (NYSE:KDN) today announced that it has acquired Avon Bearings Corporation (“Avon”) in a cash transaction valued at $55 million. The acquisition of Avon is expected to be accretive to Kaydon’s earnings within the first full year of ownership and immediately accretive to cash earnings. Avon is expected to add approximately $30 million to Kaydon’s fiscal 2008 sales.
     “This strategic acquisition represents an important step for Kaydon in accelerating growth in our market-leading bearings business,” said James O’Leary, President and Chief Executive Officer of Kaydon. Mr. O’Leary added “It will add immediate capacity to our growing wind energy platform while both strengthening existing customer relationships and adding others. In addition, Avon will broaden our presence in important offshore crane, construction and steel markets for very large diameter bearings, while also providing access to the refurbishment market where Avon has built a leadership position over many years.”
     Headquartered in Ohio, Avon is a leading custom designer and manufacturer of high precision large diameter turntable bearings. Avon also remanufactures bearings, sells replacement bearings, and is known globally for its focus on engineering support, product quality, and proprietary manufacturing capabilities. Avon is one of the most respected and trusted manufacturers of large diameter turntable bearings serving customers in a diverse set of attractive and growing end markets.
     One of the major markets that Kaydon supplies is the rapidly growing wind energy market where Kaydon is taking a prominent position in the supply of pitch and yaw bearings. Other typical industries served by both Kaydon and Avon are construction equipment, logging machines, aerial baskets, medical equipment, military vehicles, radar antennas, and a variety of industrial equipment.
     The acquisition complements Kaydon’s current and expanding manufacturing capabilities. This acquisition, combined with the previously announced major capital investment programs, will enable Kaydon to become the largest manufacturer of slewing ring bearings in North America.
About Kaydon
     Kaydon Corporation is a leading designer and manufacturer of custom-engineered, performance-critical products, supplying a broad and diverse group of industrial, aerospace, medical and electronic equipment, alternative-energy, and aftermarket customers.
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     This press release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 regarding the Company’s plans, expectations, estimates and beliefs. Forward-looking statements are typically identified by words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “will,” “may,” “could,” “potential,” “projects,” “approximately,” and other similar expressions, including statements regarding pending litigation, general economic conditions, competitive dynamics and the adequacy of capital resources. These forward-looking statements may include, among other things, projections of the Company’s financial performance, anticipated growth, characterization of and the Company’s ability to control contingent liabilities, and anticipated trends in the Company’s businesses. These statements are only predictions, based on the Company’s current expectation about future events. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, performance or achievements or that predictions or current expectations will be accurate. These forward-looking statements involve risks and uncertainties that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by the forward-looking statements.
     In addition, the Company or persons acting on its behalf may from time to time publish or communicate other items that could also be construed to be forward-looking statements. Statements of this sort are or will be based on the Company’s estimates, assumptions, and projections and are subject to risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. Kaydon does not undertake any responsibility to update its forward-looking statements or risk factors to reflect future events or circumstances.

Contact:	James O’Leary President and Chief Executive Officer (734) 747-7025 ext. 2025	READ IT ON THE WEB http://www.kaydon.com